Exhibit 99.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

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In re	:	Chapter 11
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PROLIANCE INTERNATIONAL, INC., et al.,[1]	:	Case No. 09-12278 (CSS)
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Debtors.	:	(Jointly Administered)
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NOTICE OF ENTRY OF AN INTERIM
ORDER ESTABLISHING NOTICE AND HEARING
PROCEDURES FOR TRADING EQUITY SECURITIES
TO ALL PERSONS OR ENTITIES WITH EQUITY INTERESTS IN THE DEBTORS:
          PLEASE TAKE NOTICE OF THE FOLLOWING:
          1. On July 2, 2009 (“Petition Date”), the above-captioned debtors (collectively, the “Debtors”) commenced cases under chapter 11 of title 11, of the United States Code (the “Bankruptcy Code”).
          2. On the Petition Date, the Debtors filed the Motion of the Debtors for Interim and Final Orders Establishing Notice and Hearing Procedures for Trading in Equity Securities (Docket No. 15) (the “Motion”).
          3. On July 6, 2009, the United States Bankruptcy Court for the District of Delaware (the “Court”) entered an order (Docket No. 54) (the “Interim Order”), approving the procedures set forth below (the “Notification Procedures”) in order to assist the Debtors in preserving their net operating losses (“NOLs”). Any purchase, sale, trade or other transfer of

[1]	The Debtors are the following four entities (the last four digits of their respective taxpayer identification numbers, if any, follow in parentheses): Proliance International, Inc. (7383); Aftermarket Delaware Corporation (9862); Aftermarket LLC; and Proliance International Holding Corporation (9275). The address of each of the Debtors is 100 Gando Drive, New Haven, Connecticut 06513.

equity securities in Debtor Proliance International, Inc. (“Proliance”) that is subject to the procedures set forth below, but which violates them, shall be null and void and shall confer no rights on the transferee and may result in the imposition of sanctions by the Bankruptcy Court.
          4. A hearing on the Debtors’ request for a final order (a “Final Order”) approving the Notification Procedures in substantially the form set forth in the Interim Order shall be held on July 31, 2009 at 11 am, Eastern Time, before the Honorable Christopher S. Sontchi at 824 North Market Street, 5th Floor, Courtoom No. 6, Wilmington, Delaware 19801. Objections to the entry of such Final Order must be filed with the Court and served so as to be received by 4:00 p.m., Eastern Time, on July 24, 2009, on (a) the Office of the United States Trustee, 844 King Street, Suite 2207, Wilmington, Delaware 19801 (Attn: Mark S. Kenney, Esq.), (b) the Debtors, at Proliance International, Inc., 100 Gando Drive, New Haven, Connecticut 06513 (Attn: Arlen F. Henock, CFO), (c) counsel to the Debtors, Jones Day, 222 East 41st Street, New York, NY, 10017 (Attn: Pedro A. Jimenez, Esq. and Ross S. Barr, Esq.), (d) counsel to any official committees established pursuant to section 1102 of the Bankruptcy Code and (e) Richards, Layton & Finger, P.A., 920 North King Street, Wilmington, Delaware 19801 (Attn: Daniel J. DeFranceschi, Esq.).
          5. Pursuant to the Interim Order, the following procedures shall apply to holding and trading in equity securities of Proliance:
(a)	Certain Defined Terms. For purposes of these procedures and this Order: (A) a “Substantial Equityholder” is any person or entity that beneficially owns at least 1,573,293 shares (the “Threshold Amount”), representing approximately 4.5% of the 34,962,077 deemed issued and outstanding shares of Common Stock of Proliance, taking into account 15,778,744 issued and outstanding shares of Common Stock of Proliance and 19,183,333 deemed issued and outstanding shares of Common Stock of Proliance after calculating on an as-converted basis the issued and outstanding shares of Series B Convertible Preferred Stock (collectively, the “Stock”);[2] (B) “beneficial ownership” of equity securities shall be determined in accordance with applicable rules under IRC § 382 and regulations promulgated thereunder and, to the extent provided therein, shall include direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries), ownership by such holder’s family members and persons acting in concert with such holder to make a coordinated acquisition of Stock and ownership of shares that such holder has an option to acquire; and (C) an “option” to acquire Stock includes any contingent purchase, warrant, put, Stock subject to risk of forfeiture, contract to acquire Stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

(b)	Notice of Substantial Equityholder Status. Any person or entity who currently is or becomes a Substantial Equityholder shall file with the Court, and serve upon (i) the Debtors, at Proliance International, Inc., 100 Gando Drive, New Haven, Connecticut 06513 (Attn: Arlen F. Henock, CFO), (ii) counsel to the Debtors, Jones Day, 222 East 41st Street, New York, NY, 10017 (Attn: Pedro A. Jimenez, Esq. and Ross S. Barr, Esq.) (iii) counsel to any official committees established pursuant to section 1102 of the Bankruptcy Code; and (iv) Richards, Layton & Finger, P.A., 920 North King Street, Wilmington, Delaware 19801 (Attn: Daniel J. DeFranceschi, Esq.) (collectively, the “Notice Parties”), a notice of such status, in the form attached to the Motion as Exhibit A (a “Notice of Substantial Equityholder Status”), on or before the later of (A) 20 days after the entry of the Interim Order, for Substantial Equityholders as of the entry of the Interim Order, (B) 20 days after the entry of the Final Order, for persons or entities who become Substantial Equityholders after the entry of the Interim Order but before 11 days after the entry of the Final Order or (C) ten days after becoming a Substantial Equityholder.

(c)	Stock Accumulation Notice. Prior to any transfer of equity securities (including options to acquire stock) that would result in an increase in the amount of Stock of Proliance beneficially owned by a Substantial Equityholder or would result in a person or entity becoming a Substantial Equityholder, such Substantial Equityholder or potential Substantial Equityholder shall file with the Court, and serve on the Notice Parties, advance written notice of the intended transfer of equity securities, in the form attached to the Motion as Exhibit B (a “Stock Accumulation Notice”).

[2]	As of June 15, 2009, Proliance had 15,778,744 shares of Common Stock issued and outstanding and 9,913 shares of Series B Convertible Preferred Stock issued and outstanding, with a conversion price per share of $0.18 and a liquidation preference of $3,453,000.

(d)	Stock Disposition Notice. Prior to any transfer of equity securities (including options to acquire stock) that would result in a decrease in the amount of Stock of Proliance beneficially owned by a Substantial Equityholder or would result in a person or entity ceasing to be a Substantial Equityholder, such Substantial Equityholder shall file with the Court, and serve on the Notice Parties, advance written notice of the intended transfer of equity securities, in the form attached to the Motion as Exhibit C (a “Stock Disposition Notice”).

(e)	Objection Procedures. The Debtors shall have 30 days after receipt of a Stock Accumulation Notice or a Stock Disposition Notice (each, a “Transfer Notice”) to file with the Court and serve on the party filing the Transfer Notice an objection to the proposed transfer on the grounds that such transfer may adversely affect the Debtors’ ability to utilize their NOLs or other tax attributes. If the Debtors file an objection, the proposed transaction will not be effective unless and until approved by a final and nonappealable order of this Court. If the Debtors do not object within such 30 day period, the transaction may proceed solely as set forth in the Transfer Notice. Further transactions within the scope of this paragraph must comply with the same noticing and 30 day objection procedures.
          6. The Motion and the form of each of the notices described above may be obtained (a) free of charge from the Debtors’ website, www.pliinfo.com, or the website of Debtors’ claims and noticing agent, The Garden City Group, Inc. (“GCG”), http://www.gardencitygroup.com, or from GCG by: (i) e-mail to prlmail@gardencitygroup.com, (ii) telephone at 1-866-459-4148 or (iii) regular mail: The Garden City Group, Inc., Attn: Proliance International, Inc., P.O. Box 9372, Dublin, Ohio 43017-4272, or (b) from Jones Day, at 222 East 41st Street, New York, NY, 10017 (Attn: Ross S. Barr, Esq.).
          ANY PROHIBITED PURCHASE, SALE, TRADE OR OTHER TRANSFER OF EQUITY SECURITIES IN PROLIANCE THAT IS SUBJECT TO THE ORDER, BUT WHICH VIOLATES THE TERMS THEREOF, WILL BE NULL AND VOID AND SHALL CONFER NO RIGHTS ON THE TRANSFEREE AND MAY RESULT IN THE IMPOSITION OF SANCTIONS BY THE BANKRUPTCY COURT.
          7. The requirements set forth in this Notice are in addition to the requirements of applicable securities, corporate and other laws, and do not excuse compliance therewith.

Dated:	July 9, 2009	Respectfully submitted,
Wilmington, Delaware

/s/ Ross S. Barr Daniel J. DeFranceschi (DE No. 2732)
Christopher M. Samis (DE No. 4909)
RICHARDS, LAYTON & FINGER, P.A.
920 North King Street
Wilmington, Delaware 19801
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

-and-

Paul D. Leake
Pedro A. Jimenez
Ross S. Barr
JONES DAY
222 East 41st Street
New York, New York 10017
Telephone: (212) 326-3939
Facsimile: (212) 755-7306

PROPOSED ATTORNEYS FOR THE DEBTORS

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